Exhibit 1.01

John Bean Technologies Corporation

Conflict Minerals Report

For the Calendar Year Ended December 31, 2023

This report for the calendar year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Unless otherwise specified or indicated by the context, JBT Corporation, JBT, we, us, our and the Company refer to John Bean Technologies Corporation and its subsidiaries. In accordance with the Rule, the information presented in this report does not include products manufactured by businesses acquired after May 1, 2022.

JBT has reason to believe that some of the 3TGs (as defined below) present in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). We are unable to determine the origin of the 3TGs in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, we are required under the Rule to submit to the Securities and Exchange Commission a Conflict Minerals Report (“CMR”) as an Exhibit to Form SD. In accordance with the instructions to Form SD, this CMR has not been audited by an independent private sector auditor.

The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the DRC or an adjoining country. Gold, columbite-tantalite (coltan), cassiterite and wolframite, and their derivatives, tin, tungsten and tantalum are hereinafter referred to collectively as “3TGs.”

Forward-Looking Statement

This report and other materials filed by JBT, as well as information in oral statements or other written statements made or to be made by us, contain statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. You can identify these forward-looking statements by the use of “seeks”, “approximately”, “predicts”, “intends”, “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “plans”, “estimates”, “anticipates”, “foresees” or the negative version of those words or other comparable words or phrases. Any forward-looking statements contained in this report are based upon our historical performance and on current plans, estimates and expectations. These forward-looking statements include, among other things, statements about our compliance efforts and our ability to engage suppliers to obtain information. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.

We believe that the factors that could cause our actual results to differ materially from expectations include but are not limited to the factors we described in our Form 10-K under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If one or more of those or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this report are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

1. Company Overview

We are a leading global technology solutions and service provider to high-value segments of the food and beverage industry. We design, produce, and service sophisticated products and systems for multi-national and regional customers. Our mission is to make better use of the world’s precious resources by providing solutions that substantially enhance our customers’ success, and in doing so design, produce and service sophisticated and critical products and systems for food and beverage companies that improve yields and boost efficiency.

The product offering of our businesses includes:

•Food and Beverage Solutions. Our equipment offerings include primary, secondary and further value-added processing, including chilling, mixing/grinding, injecting, blending, marinating, tumbling, flattening, forming, portioning, coating, cooking, frying, freezing, extracting, pasteurizing, sterilizing, concentrating, high pressure processing, weighing, inspecting, filling, closing, sealing, end of line material handling, and packaging solutions, which support a large and growing portfolio of food, beverage, and health end markets.

•Automated Guided Vehicle Systems. Our Automated Guided Vehicle Systems offerings include stand-alone, fully-integrated, and dual-mode robotic systems for material movement requirements with a wide variety of applications including automotive manufacturing, warehousing, and medical facilities.

On August 1, 2023, we completed the sale of the AeroTech business segment ("AeroTech"). AeroTech marketed its solutions and services to domestic and international airport authorities, passenger airlines, airfreight and ground handling companies, defense forces and defense contractors.
Our historically strong position in the markets we serve has provided us with a large installed base of systems and equipment that is a source of recurring revenue from our aftermarket parts and service offerings and re-build services for customer-owned equipment. As part of our aftermarket program, we also provide a digital solution called OmniBlu™, a subscription-based offering including integrated best-in-class service, parts availability, and machine optimization capabilities - all supported by a powerful digital infrastructure leveraging AI, machine learning, and predictive analytics. We also provide continuous, proactive service to our customers including the fulfillment of preventative maintenance agreements, such as PRoCARE® and consulting services. We offer full service operating leases on certain high-capacity industrial extractors, which include routine parts and maintenance support.

Our products may contain conflict minerals within the following components:

•Tantalum, used in capacitors
•Tin, used in soldered components
•Tungsten, used in coatings, alloys, heating elements and electrodes
•Gold, used in circuit boards, electrodes and electronic components

Our policy regarding Conflicts Minerals is posted on our website under “About Us” “Environmental, Social & Governance” and may be accessed via the following link: https://www.jbtc.com/conflict-minerals-policy/

2. Description of Reasonable County of Origin Inquiry and Conclusion

We engaged Assent Inc. (“Assent”) to assist in developing our approach to conduct in good faith a reasonable country of origin inquiry (“RCOI”). Assent is a recognized software and consulting provider supporting companies’ regulatory compliance.

JBT’s RCOI employed a combination of measures to determine whether the necessary 3TGs in JBT products originated from the Covered Countries. JBT’s primary means of determining country of origin of necessary 3TGs was by conducting a supply chain survey through Assent with direct JBT suppliers using the Responsible Minerals Initiative (“RMI”)’s Conflict Minerals Reporting Template (“CMRT”).

JBT began its scoping process by compiling a list of direct suppliers of materials for JBT’s businesses that were likely to source materials that might contain 3TGs. This list was then filtered to remove suppliers of direct materials for all business units sourced prior to January 1, 2023.

The first two questions in the CMRT allowed for further scoping as they ask suppliers whether any of the 3TGs are intentionally added and if they are necessary to the functionality or production of their products.

JBT surveyed its suppliers via the Assent Compliance Manager, a software platform licensed by JBT to log and track supplier communications. This platform also allows suppliers to upload completed CMRTs directly to the platform for assessment and management. In their responses, suppliers specified whether information was being provided at the company level or the product level. Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and also via one-on-one communications. For the 2023 reporting period, JBT received responses from 46% of its in-scope suppliers. Of the 910 suppliers that provided a response, 14.5% reported that their products contained 3TGs necessary to the functionality or production of their products.

We provided training and education on the completion of the CMRT to assist suppliers in accurately completing the survey questions in the CMRT.

All of these communications were monitored and tracked in the Assent Compliance Manager for future reporting and transparency.

JBT’s survey process with Assent includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on the construction and relationship of the questions submitted to the suppliers in the CMRT. Suppliers must provide the minimum responses to the CMRT in order to determine the scope of applicability of the remaining CMRT questions - this aligns with the design of the CMRT itself. The remainder of the questions are then automatically assessed for consistency. All submitted forms are accepted and classified as valid or invalid, preserving all of the data submitted for record keeping purposes. Suppliers are contacted in regard to invalid forms and are strongly encouraged to resubmit a valid form. As of May 2, 2024, there were 19 (1.0%) invalid supplier submissions.

As a result of its assessment, JBT has concluded in good faith that during calendar year 2023:

a.JBT has manufactured or contracted to manufacture products as to which 3TGs are necessary to the functionality or production of such products.

b.Based on its RCOI, JBT is unable to determine whether a portion of its necessary 3TGs originated or may have originated in the Covered Countries and is unable to determine whether those necessary 3TGs may not be from recycle or scrap sources.

3. Due Diligence Process and Results

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten. The 5 steps of due diligence are:

1.Establishing strong company management systems regarding conflict minerals;
2.Identifying and assessing risks in our supply chain;
3.Designing and implementing a strategy to respond to identified risks in our supply chain;
4.Utilizing independent third-party audits of supply chain diligence; and
5.Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TGs. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, JBT does not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries. The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

3.1. Management Systems

Internal Team

JBT has established a management system for conflict minerals. Our management system includes a Conflict Minerals team sponsored by JBT’s executive management, as well as engineering and sourcing resources within JBT’s business segments. The Conflict Minerals Team includes subject matter experts from relevant corporate functions such as:

•Controller
•General Counsel
•Executive Vice President Supply Chain

The team is responsible for implementing our conflict minerals compliance strategy and is led by the Company’s Executive Vice President and Chief Financial Officer.

Control Systems

As described above, we have adopted a Conflict Minerals policy which is posted on our website at https://www.jbtc.com/conflict-minerals-policy/
JBT’s standard purchase order form terms and conditions include a requirement that suppliers comply with all local laws including those pertaining to business integrity.

As we do not typically have a direct relationship with 3TGs smelters and refiners, and due to our position in the supply chain and limited insight into deeper levels of the supply chain, we seek to be engaged and actively cooperate with other major manufacturers in the industry regarding 3TGs sourcing matters.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have provided education with respect to conflict minerals regulations as well as our expectations for a continued business relationship, and leveraged the existing communications with our supplier base as is available. We put a strong emphasis on supplier education. To accomplish this, we utilized Assent’s informational resources and Supplier Help Center, and provided all in-scope suppliers access to their Conflict Minerals educational resources.

Grievance Mechanism

We have a hotline whereby employees can report violations of JBT’s policies. Employees are encouraged to report concerns about compliance with policies to their managers, their human resources representative or company counsel unless they prefer to remain anonymous and utilize the hotline.

Maintain Records

We have adopted a policy to retain relevant documentation. Documentation will be retained for a minimum period of five years based on OECD guidance.

3.2 Identify and Assess Risk in the Supply Chain

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified conflict-free pose a risk to the supply chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. There are numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•Geographic proximity to the Covered Countries;
•Known mineral source country of origin;
•Responsible Minerals Assurance Process (RMAP) audit status;
•Credible evidence of unethical or conflict sourcing; and
•Peer Assessments conducted by credible third-party sources.

If any smelter or refiner is not recognized by the RMI, Assent conducts outreach and research to gain more information about whether they are a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not certified conflict-free, Assent conducts outreach providing education on the RMAP and encouraging them to join this program.

We also calculate supplier risk based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage, evaluating and tracking the strength of the program meets the OECD Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program include the following CMRT questions:

•Have you established a conflict minerals sourcing policy?

•Have you implemented due diligence measures for conflict-free sourcing?

•Do you review due diligence information received from your suppliers against your company’s expectations?

•Does your review process include corrective action management?

When suppliers meet or exceed those criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

3.3 Design and Implement a Strategy to Respond to Identified Risks

In response to this risk assessment, we have a risk management plan, through which the conflict minerals program is implemented, managed and monitored.

As part of our risk management plan, to ensure suppliers understand our expectations we have provided both video, recorded training and documented instructions through Assent’s compliance supply chain staff. As the program progresses, contacts via email and phone by our business segments may be utilized to communicate the importance of a response via CMRTs to Assent and the required cooperation for compliance without conflict minerals policies will be emphasized.

3.4 Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with 3TGs smelters and refiners and do not presently perform or direct audits of these entities within our supply chain. JBT depends on audits performed and submitted to the RMI for conflict-free certifications.

3.5 Report Annually on Supply Chain Due Diligence

We report annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission. Our Form SD and Conflict Minerals Report can be found on the Investor Relations page of our website https://ir.jbtc.com/financials/sec-filings/

4. Due Diligence Results

Survey Results

For the 2023 reporting year, JBT received a CMRT from 46% of the suppliers surveyed, versus 48% in the previous year. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or gaps in data were found. 19 suppliers were unable to correct their CMRT and as such, are still listed as invalid submissions. We surveyed a total of 1,981 in scope suppliers and received 890 CMRT submissions by May 2, 2024.

Certain of the responses provided by the Company’s suppliers to the CMRT included the names of smelters or refiners. See Appendix A - Identified Smelter List, which includes all smelters or refiners identified by our suppliers in their CMRTs and which have been verified by Assent. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI. Assent, using the sources above, has validated 341 smelters and refiners (“SORs”) disclosed by the Company’s suppliers on submitted CMRTs. Going forward, Assent is continuing to validate additional SORs from the submitted CMRTs. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the potential countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by our suppliers and RMI.

The information that we received from a majority of our direct suppliers was at their company-wide level. Thus, the smelters or refiners identified by our suppliers contained in Appendix A below may include smelters or refiners that processed conflict minerals that our suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the conflict minerals necessary to the functionality or production of our products during calendar year 2023. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed above were the country of origin of conflict minerals in our products during calendar year 2022, and we are therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted on smelters as part of the RMAP and the information that we receive from our suppliers may yield inaccurate or incomplete information. For example, the information received from our suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMAP and, as a result, are not responsible for the quality of these audits or the audit findings.

Many of our surveyed suppliers are still unable to provide the smelters or refiners used for materials they supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs.

As noted above, the current efforts focus on gathering smelter information via the CMRT and requesting full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin.

We believe that the inquiries and assessment processes described above represent a reasonable effort to determine the origin of the 3TGs in our products, including (1) seeking information about 3TGs smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

5. Program Enhancement

We continue to review our program to identify and remediate risks that sources of the necessary 3TGs used in our products that we purchase through our supply chains could benefit armed groups in the Covered Countries. Although the processes we employ to identify these risks cannot determine with precision which of the products we buy in our supply chain present this risk, we can provide information to our direct suppliers about our policies and requirements and encourage and incentivize our suppliers to push that information through the successive layers of their supply chains to the point where the acquisition of raw materials occurs that create these risks.

We believe that we can further these objectives by:

a. Continuing to engage with our direct suppliers and provide training resources to attempt to increase the response rate to CMRs and improve the accuracy of the supplier responses.
b. Facilitating the evaluation and identification of upstream sources of necessary 3TGs by:
•Maintaining a database that includes the smelters and refiners identified by our suppliers and information about those smelters and refiners that are obtained to evaluate risk.
•Periodically screening the list of smelters and refiners against government sanction and denied parties lists.
•Seeking assurances from our suppliers who identify smelters and refiners that are identified as high risk through our due diligence process that the products we purchase from them do not include 3TGs from such smelters and refiners.
c. Continuing to include a conflict minerals flow-down clause in our direct supplier contracts and in the terms and conditions of each purchase order issued to direct suppliers of materials for JBT businesses likely to source materials that might contain 3TGs.

Appendix A - Identified Smelter List*

Metal	Standard Smelter Name	Country	Smelter ID
Tantalum	5D Production OU	Estonia	CID003926
Gold	8853 S.p.A.	Italy	CID002763
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Tungsten	ACL Metais Eireli	Brazil	CID002833
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	United States Of America	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Tin	Alpha	United States Of America	CID000292
Tantalum	AMG Brasil	Brazil	CID001076
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Gold	Chimet S.p.A.	Italy	CID000233
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tin	China Tin Group Co., Ltd.	China	CID001070
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Gold	Chugai Mining	Japan	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Gold	Coimpa Industrial LTDA	Brazil	CID004010

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Gold	Dongwu Gold Group	China	CID003663
Tin	Dowa	Japan	CID000402
Gold	Dowa	Japan	CID000401
Tin	DS Myanmar	Myanmar	CID003831
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Gold	Guangdong Jinding Gold Limited	China	CID002312

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Gold	Heimerle + Meule GmbH	Germany	CID000694
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Tantalum	KEMET de Mexico	Mexico	CID002539
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Kennametal Huntsville	United States Of America	CID000105

Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tungsten	LLC Vostok	Russian Federation	CID003643
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Gold	Marsam Metals	Brazil	CID002606
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Gold	Materion	United States Of America	CID001113
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metallix Refining Inc.	United States Of America	CID003557
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Tin	Minsur	Peru	CID001182
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tantalum	NPM Silmet AS	Estonia	CID001200
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tin	Precious Minerals and Smelting Limited	India	CID003409
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816

Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States Of America	CID003324
Tantalum	QuantumClean	United States Of America	CID001508
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Gold	Royal Canadian Mint	Canada	CID001534
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Tin	Super Ligas	Brazil	CID002756
Gold	T.C.A S.p.A	Italy	CID002580
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tantalum	Telex Metals	United States Of America	CID001891
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States Of America	CID003325
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	Yamakin Co., Ltd.	Japan	CID002100
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224

* Information from supplier declarations identified smelters located in the Russian Federation and Uganda as a potential source of metals used by the Company’s third-party suppliers. We have communicated with our suppliers about our concerns regarding the inclusion of these smelters in our supply chain and have asked these suppliers to take corrective action to remove them. Despite our communications, if our suppliers delay implementation of corrective action plans, then these potential sources may remain in our supply chain. The Company does not knowingly source directly or indirectly from sanctioned countries or parties. The inclusion of a country on the list of smelters is not a final indicator that the Company utilized materials sourced from this country.

List of Potential Countries of Origin:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Congo, Czechia, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Lithuania, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, Zimbabwe